                                                                    EXHIBIT 10.9

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         This Amendment ("Amendment") is made as of the 26th day of January, 1999, by and between Electronic Tele-Communications, Inc. (the Borrower") and Bank One, Wisconsin (the "Bank").

         WHEREAS, the Borrower and the Bank entered into a Credit Agreement, dated May 17, 1989, as amended (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

         2. Section 6.8 The Section bearing the heading Consolidated Tangible Net Worth of the Credit Agreement is hereby amended and restated in its entirely to read as follows: Permit Consolidated Tangible Net Worth at any time during the following periods to be less than the following amounts:

                  Period                                            Amount
                  ------                                            ------
           at December 31, 1998, and until December 31, 1999      $4,787,000.00
           at December 3,1 1999, and thereafter                   $5,000,000.00


                  Notwithstanding the foregoing, if (a) ETC repurchases its Class A common stock in the fiscal year 1999 for an amount not to exceed $1,000,000.00, the Consolidated Tangible Net Worth covenant shall thereafter be decreased by the amount of such repurchase price, up to a maximum of $1000,000.00, subject to the condition that ETC has a positive net income computed on a fiscal year-to-date basis as of the last day of the month immediately proceeding the month in which such repurchase occurs; provided, however, that notwithstanding anything to the contrary contained in this subsection ETC shall be required to maintain a minimum Consolidated Tangible Net Worth of $5,000,000.00 at December 31, 1999, and at all times thereafter; and if
(b) ETC pays a dividend of up to $.06 per share to ETC's Class A shareholders in fiscal year 1999, the Consolidated Tangible Net Worth covenant shall therefore be decreased by the aggregate amount of such dividend subject to the condition that ETC has a positive net income computed on a fiscal year-to date basis as of the last day of the month prior to the month in which such dividend is declared, provided, however, that notwithstanding anything to the contrary contained in this subsection. ETC shall be required to maintain a minimum Consolidated Tangible Net Worth of $5,000,000.00 at December 31, 1999, and at all times thereafter.

         3. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of Default under the Credit Agreement.

         4. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

         5. This Amendment shall become effective only after it is fully executed by the Borrower and the Bank and the Bank shall have received from the Borrower the following documents: Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         6. This Amendment is a modification only and not a novation. Except for the above-quoted modifications(s), the Credit Agreement, any agreement of security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release of affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement of security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by borrower to Bank and Borrower waives and releases all claims which it may have against Bank arising under the Credit Agreement on or prior to the date of Amendment.

         7. The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement; The Borrower hereby specifically ratifies and affirms the terms and provisions of the Credit Agreement. Borrower releases Bank from any and all claims which may have arisen, known or unknown, in connection with the Credit Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.



BANK ONE, WISCONSIN                         ELECTRONIC TELE-COMMUNICATIONS, INC.




By: /s/ Terry R. Sutter                     By: /s/ Dean W. Danner
   -------------------------------------       ---------------------------------
   Terry R. Sutter, Vice President             Dean W. Danner, President